Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No.'s 333-30164, 333-87511, 333-72527, 333-60993, 333-45731, 333-39181, 333-09727, 333-41088 and 333-68102) of ActionPoint, Inc. of our report dated February 4, 2002, except for Note 12, which is as of March 4, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California

March 29, 2002